-------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


                    Date of Report (Date of earliest event
                            reported): May 28, 2003

            Bond Securitization, L.L.C., (as depositor under the Pooling and Servicing Agreement, dated as of May 1, 2003, providing for the issuance of the American General Mortgage Loan Trust 2003-1, Mortgage Loan Asset-Backed Pass-Through Certificates, Series 2003-1).


                         BOND SECURITIZATION, L.L.C.,
                         -----------------------------
            (Exact Name of Registrant as Specified in its Charter)



      Delaware                         333-87146-01            36-4449120
      ------------------------------------------------------------------------
      (State or Other Jurisdiction     (Commission           (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)

      One Bank One Plaza
      Chicago, Illinois                                  60670
      -----------------------------------------------------------
      (Address of Principal                           (Zip Code)
      Executive Offices)

      Registrant's telephone number, including area code:  (312) 732-4000

                                   No Change
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

      Item 5.   Other Events.
                ------------

      Pooling & Servicing Agreement
      -----------------------------

            Bond Securitization, L.L.C., (the "Company") entered into a Pooling and Servicing Agreement dated as of May 1, 2003 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Second Street Funding Corporation ("Seller"), as seller, American General Finance Corporation, as master servicer, Bank One, N.A., as trust administrator and U.S. Bank National Association, as trustee (the "Trustee"), providing for the issuance of the Company's Mortgage Loan Asset-Backed Pass-Through Certificates, Series 2003-1 (the "Certificates"). The Certificates were issued on May 28, 2003. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.







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*     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of Bond Securitization, L.L.C., relating to its American General Mortgage Loan Asset-Backed Pass-Through Certificates, Series 2003-1.

   Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------

      (a)    Not applicable.

      (b)    Not applicable.

      (c)    Exhibits:

            99.1     Pooling and Servicing Agreement dated as of May 28, 2003.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BOND SECURITIZATION, L.L.C



                                    By:   /s/ John Heeger
                                       -------------------------
                                          Name:  John Heeger
                                          Title:  Vice President


Dated:  August 1, 2003

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                   Description
-----------                   -----------


99.1                          Pooling and Servicing Agreement.